EXHIBIT 1.A.(13)(z)(i)

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY



Insured                                Rider for Policy No.


                 SUPPLEMENTARY MONTHLY RENEWABLE NON-CONVERTIBLE
                            ONE MONTH TERM INSURANCE


MONTHLY TERM INSURANCE.--Under this rider, we will provide monthly term insurance on the Insured's life. We will do this during any Contract Month which begins on a Monthly Date on which the contract is not in default.

You will not have to prove to us that the Insured is insurable to continue this insurance from month to month provided the rider has not ended as described in the Termination section. We make these promises subject to all the provisions of this rider and of the rest of this contract.

The amount of insurance provided by this rider is included in the Basic Amount as modified by this rider (see Table of Basic Amounts). The insurance for any contract month will start on the Monthly Date which begins that Contract Month; it will end at the end of the day before the next Monthly Date.

We will deduct the charge for monthly term insurance under this rider from the contract fund. The charge will be no more than the amount we describe under Maximum Guaranteed Charges. We may deduct a smaller charge as we describe under Current Rates.


                          TABLE OF AMOUNTS OF INSURANCE

TABULAR AMOUNTS.--We show here the tabular amount of insurance for each $1,000 of Initial Amount of Term Insurance if death occurs in the contract year that begins when the insured is the attained age shown. The tabular amount of insurance at any time is equal to the appropriate amount shown below times the number of $1,000's of Initial Amount of Term Insurance, including any fraction, shown on the Contract Data page(s).

Example: Suppose the Initial Amount of Term Insurance is $100,500. The number of $1,000's of Initial Amount of Term Insurance is 100.5. The tabular amount of insurance is $100,500 at attained age 70 and $50,250 at attained age 86.



      ATTAINED AGE        TABULAR AMOUNT PAYABLE           ATTAINED AGE         TABULAR AMOUNT PAYABLE

      80 and below                 1000                        90                       300
      81                            900                        91                       250
      82                            800                        92                       200
      83                            700                        93                       175
      84                            600                        94                       150
      85                            550                        95                       125
      86                            500                        96                       100
      87                            450                        97                        75
      88                            400                        98                        50
      89                            350                        99                        25


                            (Continued on Next Page)

VALA 500 N

                         (Continued from Preceding Page)


TARGET AMOUNT.--We compute the Target Amount on each Monthly Date. It will be the larger of the amounts in (1) and (2), where

(1) is the tabular amount of insurance under this rider;

(2) is the amount of insurance, but not more than the Initial Amount of Term Insurance, that can be provided at then current rates (which we describe under Current Rates) by a charge equal to the maximum guaranteed charge for the tabular amount of insurance under this rider.

RIDER PREMIUMS AND CHARGES.--We show the premiums for this rider in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages; the balance is the invested premium amount which is added to the contract fund. We will deduct from the contract fund on each Monthly Date, for the insurance we provide under this rider, a charge for any portion of the basic amount which exceeds the contract fund and for which we do not otherwise charge under the terms of the contract or under the terms any extra benefit other than this rider.

MAXIMUM GUARANTEED CHARGES.--The maximum guaranteed charges per $1,000 of Initial Amount of Term Insurance are included in the Schedule of Monthly Deductions in the Contract Data pages. The amount we deduct on a Monthly Date will not be more than this charge multiplied by the number of $1,000's of Initial Amount of Term Insurance.

CURRENT RATES.--From time to time we will set the current rates based on the Insured's rating class, sex and attained age for the insurance we provide under this rider. They will not be more than the maximum guaranteed rates. We will set rates based on our expectations as to future experience. At least once every five years, but not more often than once a year, we will consider the need to change the rates. We will change them only if we do so for all riders like this one dated in the same year as this one.


                            MISCELLANEOUS PROVISIONS

GENERAL.--Where there is no conflict with this rider, the provisions of this contract will also apply to the rider.

PAID-UP CONTRACT.--The Paid-up Contract section of the contract is amended by adding the following sentence. In no event will this contract become fully paid-up prior to the termination of rider VALA 500 N.

BASIC AMOUNT.--While this rider remains in force, the Table of Basic Amounts in the contract is replaced with the table that follows. We have made this change so the contract and this rider together will comply with Section 7702 of the Internal Revenue Code of 1954 as amended.

VALA 500 N

                         (Continued from Preceding Page)


                             TABLE OF BASIC AMOUNTS

When the proceeds arise from the Insured's death:

And The Contract Is         Then The Basic Amount Is:         And We Adjust The
In Force:                                                     Basic Amount For:

on a premium paying         the larger of: (1) the face       contract debt (see
basis and not in default    amount (see paqe 3), plus the     page 15), plus any
past its days of grace      Target Amount described in        charges due in the
                            rider VALA 500 N; and (2) the     days of grace
                            amount of insurance provided      (see page 8).
                            by the contract fund at the
                            net single premium rate; plus
                            the amount of any extra
                            benefits other than those
                            provided under rider VALA 500 N.

as variable reduced         the amount of variable reduced    contract debt.
paid-up insurance           paid-up insurance (see page 13)
(see page 13)

as extended insurance       the amount of term insurance,     nothing.
(see page 13)               if the Insured dies in the
                            term (see page 13); otherwise
                            zero.

UNSCHEDULED PREMIUMS.--The second paragraph of the Unscheduled Premiums provision is amended by adding the following sentence: Or if we determine at any time that the amount of insurance provided by the contract fund at the net single premium rate exceeds the face amount, plus the Target Amount, then, we have the right to refuse to accept further premium payments, or to limit the amount or frequency of premium payments thereafter.

TERMINATION.--This rider will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the day before the anniversary on which the Insured's attained age is 100;

3. the date the contract is surrendered under its Cash Value Option; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the rider as of the first Monthly Date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.


                              RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT ON THE CONTRACT DATE

                              Pruco Life Insurance Company of New Jersey,

                              By

                                         Secretary

VALA 500 N

                                  CONTRACT DATA

INSURED'S SEX AND ISSUE AGE M-35
RATING CLASS             STANDARD-SMOKER

   INSURED               JOHN DOE         XX XXX XXX     POLICY NUMBER

FACE AMOUNT              $50,000          JUL 1, 1986    CONTRACT DATE
                                                         CONTRACT
PREMIUM PERIOD           LIFE             JUL 1, 2016    CHANGE DATE
        AGENCY           R-NK 1


BENEFICIARY    WIFE, LIFE, WIFE

                            LIST OF CONTRACT MINIMUMS

                           THE MINIMUM PREMIUM IS $25.

                         LIST OF SUPPLEMENTARY BENEFITS

                   (EACH BENEFIT IS DESCRIBED IN THE FORM THAT
                         BEARS THE NUMBER SHOWN FOR IT).

VALA 500 N  MONTHLY RENEWABLE TERM INSURANCE
            INITIAL AMOUNT OF TERM INSURANCE IS $100,000--

                             **** END OF LIST ****

                              SCHEDULE OF PREMIUMS

     PLANNED PAYMENT DATES OF SCHEDULED PREMIUMS OCCUR ON THE CONTRACT DATE
                 AND AT INTERVALS OF 12 MONTHS AFTER THAT DATE.

     SCHEDULED PREMIUMS ARE                    $XXX.XX EACH
     CHANGING ON JULY 1, 1987 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1988 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1989 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1990 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1991 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1992 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1993 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1994 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1995 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1996 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1997 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1998 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1999 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2000 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2001 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2002 TO               $XXX.XX EACH

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Paqe 3(84)VA-N

     CHANGING ON JULY 1, 2003 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2004 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2005 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2006 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2007 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2006 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2009 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2010 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2011 TO               $XXX.XX EACH
     CHANGING ON JULY 1  2012 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2013 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2014 TO               $XXX.XX THEREAFTER

CONTRACT PREMIUMS INCLUDE THE PREMIUMS FOR THE FOLLOWING SUPPLEMENTARY BENEFITS:

                PREMIUMS FOR BENEFIT VALA 500 N ARE $XXX.XX EACH

     CHANGING ON JULY 1, 1987 TO $ 195.00 EACH
     CHANGING ON JULY 1, 1988 TO $ 210.00 EACH
     CHANGING ON JULY 1, 1989 TO $ 229.00 EACH
     CHANGING ON JULY 11 1990 TO $ 247.00 EACH
     CHANGING ON JULY 1, 1991 TO $ 335.00 EACH
     CHANGING ON JULY 1, 1992 TO $ 364.00 EACH
     CHANGING ON JULY 1, 1993 TO $ 395.00 EACH
     CHANGING ON JULY 1, 1994 TO $ 428.00 EACH
     CHANGING ON JULY 1, 1995 TO $ 464.00 EACH
     CHANGING ON JULY 1, 1996 TO $ 503.00 EACH
     CHANGING ON JULY 1, 1997 TO $ 544.00 EACH
     CHANGING ON JULY 1, 1998 TO $ 588.00 EACH
     CHANGING ON JULY 1, 1999 TO $ 635.00 EACH
     CHANGING ON JULY 1, 2000 TO $ 687.00 EACH
     CHANGING ON JULY 1, 2001 TO $ 745.00 EACH
     CHANGING ON JULY 1, 2002 TO $ 812.00 EACH
     CHANGING ON JULY 1, 2003 TO $ 887.00 EACH
     CHANGING ON JULY 1, 2004 TO $ 973.00 EACH
     CHANGING ON JULY 1, 2005 TO $1067.00 EACH
     CHANGING ON JULY 1, 2006 TO $1169.00 EACH
     CHANGING ON JULY 1, 2007 TO $1277.00 EACH
     CHANGING ON JULY 1, 2008 TO $1391.00 EACH
     CHANGING ON JULY 1, 2009 TO $1513.00 EACH
     CHANGING ON JULY 1, 2010 TO $1647.00 EACH
     CHANGING ON JULY 1, 2011 TO $1796.00 EACH
     CHANGING ON JULY 1, 2012 TO $1946.00 EACH
     CHANGING ON JULY 1, 2013 TO $2154.00 EACH
     CHANGING ON JULY 1, 2014 TO $2368.00 EACH
     CHANGING ON JULY 1, 2015 TO $2604.00 EACH
     CHANGING ON JULY 1, 2016 TO $2860.00 EACH
     CHANGING ON JULY 1, 2017 TO $3133.00 EACH
     CHANGING ON JULY 1, 2018 TO $3425.00 EACH
     CHANGING ON JULY 1, 2019 TO $3738.00 EACH
     CHANGING ON JULY 1, 2020 TO $4085.00 EACH
     CHANGING ON JULY 1, 2021 TO $4477.00 EACH

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3A(84)VA-N

     CHANGING ON JULY 1, 2022 TO $4927.00 EACH
     CHANGING ON JULY 1, 2023 TO $5445.00 EACH
     CHANGING ON JULY 1, 2024 TO $6032.00 EACH
     CHANGING ON JULY 1, 2025 TO $6680.00 EACH
     CHANGING ON JULY 1, 2026 TO $7376.00 EACH
     CHANGING ON JULY 1, 2027 TO $8110.00 EACH
     CHANGING ON JULY 1, 2028 TO $8874.00 EACH
     CHANGING ON JULY 1, 2029 TO $9675.00 EACH
     CHANGING ON JULY 1, 2030 TO $10540.00 EACH
     CHANGING ON JULY 1, 2031 TO $15293.00 EACH

                            *****END OF SCHEDULE*****

                SCHEDULE OF EXPENSE CHARGES FROM PREMIUM PAYMENTS

   FROM EACH PREMIUM PAID WE DEDUCT A PER-PAYMENT PROCESSING CHARGE OF $2.00.

FROM THE REMAINDER WE DEDUCT A CHARGE OF 7.5%. AFTER DEDUCTION OF THIS AMOUNT, THE BALANCE IS THE INVESTED PREMIUM AMOUNT (SEE PAGE 11.)

                            *****END OF SCHEDULE*****

                SCHEDULE OF MONTHLY DEDUCTIONS FROM CONTRACT FUND

THE MONTHLY ADMINISTRATION CHARGE IS $5.50. THE MONTHLY CHARGE TO GUARANTEE THE MINIMUM DEATH BENEFIT IS $1.50.

MONTHLY DEDUCTIONS FOR ANY SUPPLEMENTARY BENEFITS CONSIST OF A FIXED CHARGE PLUS AN AMOUNT THAT DEPENDS ON THE INSURANCE PROVIDED BY RIDER VALA 500 N.

MONTHLY DEDUCTIONS FOR SUPPLEMENTAL BENEFIT VALA 500 N ARE BASED ON THE NUMBER OF UNITS OF INSURANCE, INCLUDING ANY FRACTION, ON THE MONTHLY DATE AND THE MONTHLY RATE PER UNIT OF INSURANCE. THE NUMBER OF UNITS OF INSURANCE IS EQUAL TO THE INSURANCE PROVIDED BY RIDER VALA 500 N DIVIDED BY THE TABULAR AMOUNT OF INSURANCE PER S1,000 OF INITIAL AMOUNT OF TERM INSURANCE. THE DEDUCTION MAY BE ADJUSTED AS DESCRIBED IN RIDER VALA 500 N.


                                                     MAXIMUM MONTHLY
                                     FIXED           RATE PER UNIT OF
MONTHLY DEDUCTIONS ARE               CHARGE             INSURANCE
----------------------               ------          ----------------
    CHANGING ON JULY 1, 1987 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1988 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1989 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1990 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1991 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1992 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1993 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1994 TO       XX.XX              .XXXXX

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3B(84)VA-N

    CHANGING ON JULY 1, 1995 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 1996 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 1997 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 1998 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 1999 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2000 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2001 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2002 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2003 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2004 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2005 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2006 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2007 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2008 TO       XX.XX            .XSXXX
    CHANGING ON JULY 1, 2009 TO       XX.XX            .XXSSX
    CHANGING ON JULY 1, 2010 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2011 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2012 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2013 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2014 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2015 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2016 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2017 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2018 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2019 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2020 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2021 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2022 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2023 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2024 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2025 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2026 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2027 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2028 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2029 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2030 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2031 TO       XX.XX            .XXXXX

                            *****END OF SCHEDULE*****
Page 3C(84)VA-N